Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
July 31, 2025	Kevin Gundersen	Ivan Marcuse
The Woodlands, TX	(281) 719-4627	(281) 719-4637
NYSE: HUN

Huntsman Announces Second Quarter 2025 Earnings

Second Quarter Highlights

•	Second quarter 2025 net loss attributable to Huntsman of $158 million compared to net income of $22 million in the prior year period; second quarter 2025 diluted loss per share of $0.92 compared to diluted income per share $0.13 in the prior year period.

•	Second quarter 2025 adjusted net loss attributable to Huntsman of $34 million compared to adjusted net income of $24 million in the prior year period; second quarter 2025 adjusted diluted loss per share of $0.20 compared to adjusted diluted income per share of $0.14 in the prior year period.

•	Second quarter 2025 adjusted EBITDA of $74 million compared to $131 million in the prior year period.

•	Second quarter 2025 net cash provided by operating activities from continuing operations was $92 million. Free cash flow from continuing operations was $55 million for the second quarter 2025 compared to free cash flow of $5 million in the prior year period.

	Three months ended		Six months ended
	June 30,		June 30,
In millions, except per share amounts	2025	2024	2025	2024
Revenues	$1,458	$1,574	$2,868	$3,044

Net (loss) income attributable to Huntsman Corporation	$(158)	$22	$(163)	$(15)
Adjusted net (loss) income(1)	$(34)	$24	$(53)	$13

Diluted (loss) income per share	$(0.92)	$0.13	$(0.94)	$(0.09)
Adjusted diluted (loss) income per share(1)	$(0.20)	$0.14	$(0.31)	$0.08

Adjusted EBITDA(1)	$74	$131	$146	$212

Net cash provided by (used in) operating activities from continuing operations	$92	$55	$21	$(8)
Free cash flow from continuing operations(2)	$55	$5	$(52)	$(100)

See end of press release for footnote explanations and reconciliations of non-GAAP measures.

THE WOODLANDS, Texas – Huntsman Corporation (NYSE: HUN) today reported second quarter 2025 results with revenues of $1,458 million, net loss attributable to Huntsman of $158 million, adjusted net loss attributable to Huntsman of $34 million and adjusted EBITDA of $74 million.

Peter R. Huntsman, Chairman, President, and CEO, commented:

“The second quarter played out largely as expected as lower global construction and industrial activity pressured our volumes. The seasonal uplift in construction demand we typically experience in the second quarter was muted in 2025 and we do not believe that these trends will change in a meaningful way in the third quarter. With our current returns, we have taken decisive actions to reduce costs and restructure, including the closure of our European Maleic Anhydride facility in Moers, Germany as well as other downstream facilities in both Europe and North America. The restructuring that we started at the end of 2024 has expanded in 2025 and will ultimately reduce our global workforce by nearly 10%, with our European region experiencing the largest reduction. Through our cash management activities, we generated positive cash flow during the second quarter. As we have stated in the past, protecting the balance sheet remains a priority in addition to focusing on cash generation as we navigate the Company through the current environment.”

Segment Analysis for 2Q25 Compared to 2Q24

Polyurethanes

The decrease in revenues in our Polyurethanes segment for the three months ended June 30, 2025 compared to the same period of 2024 was primarily due to lower average selling prices and lower sales volumes. MDI average selling prices decreased primarily due to less favorable supply and demand dynamics. Sales volumes decreased primarily due to lower demand in construction-related markets and the scheduled turnaround at our Rotterdam, the Netherlands manufacturing facility during the second quarter of 2025. The decrease in segment adjusted EBITDA was primarily due to the impacts of lower average selling prices, lower sales volumes, inventory reductions and lower equity earnings from our minority-owned joint venture in China, partially offset by lower raw materials costs and lower fixed costs.

Performance Products

The decrease in revenues in our Performance Products segment for the three months ended June 30, 2025 compared to the same period of 2024 was primarily due to lower sales volumes. Average selling prices remained relatively flat as a decrease in selling prices was mostly offset by favorable sales mix. Sales volumes decreased primarily due to lower operating rates at our Moers, Germany facility and softer market conditions, partially offset by share gains. The decrease in segment adjusted EBITDA was primarily due to lower sales revenue and an unfavorable impact from inventory reductions, partially offset by lower variable direct costs and lower other fixed costs.

Advanced Materials

The decrease in revenues in our Advanced Materials segment for the three months ended June 30, 2025 compared to the same period of 2024 was primarily due to lower average selling prices and lower sales volumes. Average selling prices decreased primarily due to unfavorable sales mix, partially offset by the positive impact of major foreign currency exchange rate movements against the U.S. dollar. Sales volumes decreased primarily due to reduced demand in our coatings and aerospace markets. The decrease in segment adjusted EBITDA was primarily due to lower average selling prices and lower sales volumes.

Liquidity and Capital Resources

During the three months ended June 30, 2025, our free cash flow from continuing operations was $55 million as compared to $5 million in the same period of 2024. As of June 30, 2025, we had approximately $1.3 billion of combined cash and unused borrowing capacity.

During the three months ended June 30, 2025, we spent $37 million on capital expenditures from continuing operations as compared to $50 million in the same period of 2024. During 2025, we expect to spend between approximately $180 million to $190 million on capital expenditures.

Income Taxes

In the second quarter of 2025, our effective tax rate was -5% and our adjusted effective tax rate was not meaningful.

Earnings Conference Call Information

We will hold a conference call to discuss our second quarter 2025 financial results on Friday, August 1, 2025, at 10:00 a.m. ET.

Webcast link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=5R7ztW5k

Participant dial-in numbers:

Domestic callers:	(877) 402-8037
International callers:	(201) 378-4913

The conference call will be accompanied by presentation slides that will be accessible via the webcast link and Huntsman’s investor relations website, www.huntsman.com/investors. Upon conclusion of the call, the webcast replay will be accessible via Huntsman’s website.

Upcoming Conferences

During the third quarter 2025, a member of management is expected to present at:

Mizuho’s Industrial & Chemicals Conference, August 13, 2025

UBS Global Materials Conference, September 3, 2025

Jefferies Industrial Conference, September 4, 2025

A webcast of the presentation, if applicable, along with accompanying materials will be available at www.huntsman.com/investors.

Table 1 – Results of Operations

	Three months ended		Six months ended
	June 30,		June 30,
In millions, except per share amounts	2025	2024	2025	2024
Revenues	$1,458	$1,574	$2,868	$3,044
Cost of goods sold	1,276	1,331	2,485	2,600
Gross profit	182	243	383	444
Operating expenses:
Selling, general and administrative	160	176	326	352
Research and development	33	33	65	64
Restructuring, impairment and plant closing costs	124	4	125	15
Loss (gain) on acquisition of assets, net	-	1	(5)	(51)
Prepaid asset write-off	-	-	-	71
Income associated with litigation matter, net	-	-	(33)	-
Other operating income, net	(15)	(5)	(17)	(3)
Total operating expenses	302	209	461	448
Operating (loss) income	(120)	34	(78)	(4)
Interest expense, net	(21)	(20)	(40)	(39)
Equity in (loss) income of investment in unconsolidated affiliates	(2)	18	(1)	37
Other income, net	4	12	7	14
(Loss) income from continuing operations before income taxes	(139)	44	(112)	8
Income tax (expense) benefit	(7)	(13)	(22)	7
(Loss) income from continuing operations	(146)	31	(134)	15
Income from discontinued operations, net of tax	1	7	-	-
Net (loss) income	(145)	38	(134)	15
Net income attributable to noncontrolling interests	(13)	(16)	(29)	(30)
Net (loss) income attributable to Huntsman Corporation	$(158)	$22	$(163)	$(15)

Adjusted EBITDA(1)	$74	$131	$146	$212
Adjusted net (loss) income (1)	$(34)	$24	$(53)	$13

Basic (loss) income per share	$(0.92)	$0.13	$(0.94)	$(0.09)
Diluted (loss) income per share	$(0.92)	$0.13	$(0.94)	$(0.09)
Adjusted diluted (loss) income per share(1)	$(0.20)	$0.14	$(0.31)	$0.08

Common share information:
Basic weighted average shares	173	172	173	172
Diluted weighted average shares	173	173	173	172
Diluted shares for adjusted diluted (loss) income per share	173	173	173	173

See end of press release for footnote explanations.

Table 2 – Results of Operations by Segment

	Three months ended			Six months ended
	June 30,		(Worse) /	June 30,		(Worse) /
In millions	2025	2024	better	2025	2024	better
Segment revenues:
Polyurethanes	$932	$1,001	(7)%	$1,844	$1,927	(4)%
Performance Products	270	299	(10)%	527	590	(11)%
Advanced Materials	264	279	(5)%	513	540	(5)%
Total reportable segments' revenues	1,466	1,579	(7)%	2,884	3,057	(6)%

Intersegment eliminations	(8)	(5)	n/m	(16)	(13)	n/m

Total revenues	$1,458	$1,574	(7)%	$2,868	$3,044	(6)%

Segment adjusted EBITDA(1):
Polyurethanes	$31	$80	(61)%	$73	$119	(39)%
Performance Products	32	46	(30)%	62	88	(30)%
Advanced Materials	45	52	(13)%	81	95	(15)%

n/m = not meaningful

See end of press release for footnote explanations.

Table 3 – Factors Impacting Sales Revenue

	Three months ended
	June 30, 2025 vs. 2024
	Average selling price(a)
	Local	Exchange	Sales
	currency & mix	rate	volume(b)	Total
Polyurethanes	(5)%	0%	(2)%	(7)%

Performance Products	(1)%	0%	(9)%	(10)%

Advanced Materials	(3)%	1%	(3)%	(5)%

Combined segments	(4)%	1%	(4)%	(7)%

	Six months ended
	June 30, 2025 vs. 2024
	Average selling price(a)
	Local	Exchange	Sales
	currency & mix	rate	volume(b)	Total
Polyurethanes	(4)%	0%	0%	(4)%

Performance Products	2%	(1)%	(12)%	(11)%

Advanced Materials	(3)%	(1)%	(1)%	(5)%

Combined segments	(3)%	(1)%	(2)%	(6)%

(a) Excludes sales from tolling arrangements, by-products and raw materials.

(b) Excludes sales from by-products and raw materials.

Table 4 – Reconciliation of U.S. GAAP to Non-GAAP Measures

			Income tax		Net (loss)		Diluted (loss) income
	EBITDA		and other expense		income		per share
	Three months ended		Three months ended		Three months ended		Three months ended
	June 30,		June 30,		June 30,		June 30,
In millions, except per share amounts	2025	2024	2025	2024	2025	2024	2025	2024
Net (loss) income	$(145)	$38			$(145)	$38	$(0.84)	$0.22
Net income attributable to noncontrolling interests	(13)	(16)			(13)	(16)	(0.08)	(0.09)
Net (loss) income attributable to Huntsman Corporation	(158)	22			(158)	22	(0.92)	0.13
Interest expense, net from continuing operations	21	20
Income tax expense from continuing operations	7	13	$(7)	$(13)
Income tax expense (benefit) from discontinued operations	1	(7)
Depreciation and amortization from continuing operations	72	75
Business acquisition and integration expenses and purchase accounting inventory adjustments	-	1	-	1	-	2	-	0.01
EBITDA / Income from discontinued operations	(2)	-	N/A	N/A	(1)	(7)	(0.01)	(0.04)
Release of significant deferred tax asset valuation allowance	-	-	(8)	-	(8)	-	(0.05)	-
Fair value adjustments to Venator investment, net and other tax matter adjustments	-	(7)	-	2	-	(5)	-	(0.03)
Certain legal and other settlements and related expenses	1	1	-	(1)	1	-	0.01	-
Amortization of pension and postretirement actuarial losses	7	8	-	-	7	8	0.04	0.05
Restructuring, impairment and plant closing and transition costs	125	5	-	(1)	125	4	0.72	0.02
Adjusted(1)	$74	$131	$(15)	$(12)	(34)	24	$(0.20)	$0.14

Adjusted income tax expense(1)					15	12
Net income attributable to noncontrolling interests					13	16
Adjusted pre-tax (loss) income (1)					$(6)	$52

Adjusted effective tax rate(3)					N/M	23%

Effective tax rate					(5%)	30%

			Income tax		Net (loss)		Diluted (loss) income
	EBITDA		and other expense		income		per share
	Six months ended		Six months ended		Six months ended		Six months ended
	June 30,		June 30,		June 30,		June 30,
In millions, except per share amounts	2025	2024	2025	2024	2025	2024	2025	2024
Net (loss) income	$(134)	$15			$(134)	$15	$(0.78)	$0.09
Net income attributable to noncontrolling interests	(29)	(30)			(29)	(30)	(0.17)	(0.17)
Net loss attributable to Huntsman Corporation	(163)	(15)			(163)	(15)	(0.94)	(0.09)
Interest expense, net from continuing operations	40	39
Income tax expense (benefit) from continuing operations	22	(7)	$(22)	$7
Income tax expense (benefit) from discontinued operations(3)	1	(8)
Depreciation and amortization from continuing operations	141	144
Business acquisition and integration (gain) expenses and purchase accounting inventory adjustments	(5)	21	-	(17)	(5)	4	(0.03)	0.02
EBITDA / (Income) loss from discontinued operations(3)	(1)	8	N/A	N/A	-	-	-	-
Establishment of significant deferred tax asset valuation allowances, net	-	-	1	-	1	-	0.01	-
Fair value adjustments to Venator investment, net and other tax matter adjustments	-	(7)	-	2	-	(5)	-	(0.03)
Certain legal and other settlements and related (income) expenses	(32)	2	7	(1)	(25)	1	(0.14)	0.01
Amortization of pension and postretirement actuarial losses	14	16	(2)	(1)	12	15	0.07	0.09
Restructuring, impairment and plant closing and transition costs	129	19	(2)	(6)	127	13	0.74	0.08
Adjusted(1)	$146	$212	$(18)	$(16)	(53)	13	$(0.31)	$0.08

Adjusted income tax expense(1)					18	16
Net income attributable to noncontrolling interests					29	30
Adjusted pre-tax (loss) income(1)					$(6)	$59

Adjusted effective tax rate(4)					(300)%	27%

Effective tax rate					(20)%	N/M

N/M = not meaningful

N/A = not applicable

See end of press release for footnote explanations.

Table 5 – Balance Sheets

	June 30,	December 31,
In millions	2025	2024
Cash	$399	$340
Accounts and notes receivable, net	813	725
Inventories	896	917
Prepaid expenses	69	114
Other current assets	31	29
Property, plant and equipment, net	2,491	2,493
Other noncurrent assets	2,448	2,496
Total assets	$7,147	$7,114

Accounts payable	$694	$770
Other current liabilities	478	470
Current portion of debt	372	325
Long-term debt	1,663	1,510
Other noncurrent liabilities	879	876
Huntsman Corporation stockholders’ equity	2,828	2,959
Noncontrolling interests in subsidiaries	233	204
Total liabilities and equity	$7,147	$7,114

Table 6 – Outstanding Debt

	June 30,	December 31,
In millions	2025	2024
Debt:
Revolving credit facility	$361	$-
Senior notes	1,487	1,799
Accounts receivable programs	155	-
Variable interest entities	12	16
Other debt	20	20
Total debt - excluding affiliates	2,035	1,835

Total cash	399	340
Net debt - excluding affiliates(4)	$1,636	$1,495

See end of press release for footnote explanations.

Table 7 – Summarized Statements of Cash Flows

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2025	2024	2025	2024
Total cash at beginning of period	$334	$552	$340	$540

Net cash provided by (used in) operating activities from continuing operations	92	55	21	(8)
Net cash used in operating activities from discontinued operations	(1)	(9)	(4)	(11)
Net cash used in investing activities	(38)	(50)	(32)	(80)
Net cash provided by (used in) financing activities	9	(210)	69	(102)
Effect of exchange rate changes on cash	3	(3)	5	(4)

Total cash at end of period	$399	$335	$399	$335

Free cash flow from continuing operations(2):
Net cash provided by (used in) operating activities from continuing operations	$92	$55	$21	$(8)
Capital expenditures	(37)	(50)	(73)	(92)

Free cash flow from continuing operations(2)	$55	$5	$(52)	$(100)

Supplemental cash flow information:
Cash paid for interest	$(36)	$(29)	$(44)	$(41)
Cash paid for income taxes	(49)	(29)	(61)	(44)
Cash paid for restructuring and integration	(8)	(6)	(11)	(23)
Cash paid for pensions	(8)	(7)	(16)	(17)
Depreciation and amortization from continuing operations	72	75	141	144

Change in primary working capital:
Accounts and notes receivable	$2	$(43)	$(63)	$(130)
Inventories	160	(33)	59	(71)
Accounts payable	(62)	(8)	(94)	22
Total change in primary working capital	$100	$(84)	$(98)	$(179)

See end of press release for footnote explanations.

Footnotes

(1)	We use adjusted EBITDA to measure the operating performance of our business and for planning and evaluating the performance of our business segments. We provide adjusted net income (loss) because we feel it provides meaningful insight for the investment community into the performance of our business. We believe that net income (loss) is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to adjusted EBITDA and adjusted net income (loss). Additional information with respect to our use of each of these financial measures follows:

Adjusted EBITDA, adjusted net income (loss) and adjusted diluted income (loss) per share, as used herein, are not necessarily comparable to other similarly titled measures of other companies.

Adjusted EBITDA is computed by eliminating the following from net income (loss): (a) net income attributable to noncontrolling interests; (b) interest expense, net; (c) income taxes; (d) depreciation and amortization; (e) amortization of pension and postretirement actuarial losses; (f) restructuring, impairment and plant closing and transition costs; and further adjusted for certain other items set forth in the reconciliation of net income (loss) to adjusted EBITDA in Table 4 above.

Adjusted net income (loss) and adjusted diluted income (loss) per share are computed by eliminating the after tax impact of the following items from net income (loss): (a) net income attributable to noncontrolling interests; (b) amortization of pension and postretirement actuarial losses; (c) restructuring, impairment and plant closing and transition costs; and further adjusted for certain other items set forth in the reconciliation of net income (loss) to adjusted net income (loss) in Table 4 above. The income tax impacts, if any, of each adjusting item represent a ratable allocation of the total difference between the unadjusted tax expense and the total adjusted tax expense, computed without consideration of any adjusting items using a with and without approach.

We may disclose forward-looking adjusted EBITDA because we cannot adequately forecast certain items and events that may or may not impact us in the near future, such as business acquisition and integration expenses and purchase accounting inventory adjustments, net, certain legal and other settlements and related expenses, gains on sale of businesses/assets and certain tax only items, including tax law changes not yet enacted. Each of such adjustment has not yet occurred, is out of our control and/or cannot be reasonably predicted. In our view, our forward-looking adjusted EBITDA represents the forecast net income on our underlying business operations but does not reflect any adjustments related to the items noted above that may occur and can cause our adjusted EBITDA to differ.

(2)	Management internally uses free cash flow measure: (a) to evaluate our liquidity, (b) evaluate strategic investments, (c) plan stock buyback and dividend levels and (d) evaluate our ability to incur and service debt. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

(3)	We believe the adjusted effective tax rate provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the businesses’ operational profitability and that may obscure underlying business results and trends. In our view, effective tax rate is the performance measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to adjusted effective tax rate. The reconciliation of historical adjusted effective tax rate and effective tax rate is set forth in Table 4 above. Please see the reconciliation of our net income to adjusted net income in Table 4 for details regarding the tax impacts of our non-GAAP adjustments.

Our forward-looking adjusted effective tax rate is calculated based on our forecast effective tax rate, and the range of our forward-looking adjusted effective tax rate equals the range of our forecast effective tax rate. We disclose forward-looking adjusted effective tax rate because we cannot adequately forecast certain items and events that may or may not impact us in the near future, such as business acquisition and integration expenses and purchase accounting inventory adjustments, certain legal and other settlements and related expenses, gains on sale of businesses/assets and certain tax only items, including the future year effects of tax law changes not yet enacted. Each of such adjustments has not yet occurred, is out of our control and/or cannot be reasonably predicted. In our view, our forward-looking adjusted effective tax rate represents the forecast effective tax rate on our underlying business operations but does not reflect any adjustments related to the items noted above that may occur and can cause our effective tax rate to differ.

(4)	Net debt is a measure we use to monitor how much debt we have after taking into account our total cash. We use it as an indicator of our overall financial position, and calculate it by taking our total debt, including the current portion, and subtracting total cash.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2024 revenues of approximately $6 billion from our continuing operations. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 60 manufacturing, R&D and operations facilities in approximately 25 countries and employ approximately 6,300 associates within our continuing operations. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). Significant risks and uncertainties may relate to, but are not limited to, high energy costs in Europe, inflation and high capital costs, geopolitical instability, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.